Exhibit 99.1

NEWS RELEASE

Independent Bank Corporation
230 West Main Street
Ionia, MI 48846
616.527.5820

For Release:	Immediately

Contact:	W. Brad Kessel, President, 616.447.3933
Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION
ANNOUNCES $86 MILLION PUBLIC OFFERING OF COMMON STOCK

IONIA, Mich., Aug. 19, 2013 — Independent Bank Corporation (Nasdaq: IBCP) announced today that it has commenced an underwritten public offering of $86 million of its common stock. The Company intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock sold pursuant to this transaction to cover over-allotments, if any. All of the shares are being offered by the Company.

The Company intends to use the net proceeds from this offering to redeem all of the shares of its Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B (including all accrued and unpaid dividends) and related Warrant, both issued to the U.S. Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program, for an aggregate payment of $81 million pursuant to the terms and conditions of the previously announced Securities Purchase Agreement, dated July 26, 2013, between the Company and the U.S. Department of the Treasury. The Company intends to use any remaining net proceeds for general corporate purposes.

Keefe, Bruyette & Woods, a Stifel company, is the sole book-running manager in the offering.  Sandler O'Neill + Partners, L.P. and Boenning & Scattergood, Inc. are acting as co-managers for the offering.

The offering will be made under the Company's registration statement initially filed with the Securities and Exchange Commission on Aug. 9, 2013.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The offering may only be made by means of a prospectus. Copies of the prospectus may be obtained from the SEC's Web site at: www.sec.gov.  Alternatively, you may obtain copies of the prospectus by contacting Keefe, Bruyette & Woods, Inc., Attention: Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, telephone (800) 966-1559.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.1 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation currently operates a 71-branch network across Michigan’s Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at: www.IndependentBank.com.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include descriptions of plans and objectives of Independent Bank Corporation's management for the expected use of the proceeds received from the offering described herein, future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of Independent Bank Corporation to meet the objectives of its capital plan, the ability of Independent Bank to remain well-capitalized under federal regulatory standards, the pace of economic recovery within Michigan and beyond, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.